Promissory Note

This Agreement is dated effective the 14 day of November, 2012.

BETWEEN:

ANAVEX LIFE SCIENCES CORP. a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 1620 – 609 Granville Street, Vancouver, BC V7Y 1C3

(the **"Company"**)

AND:

AKIRA INTERNATIONAL LIMITED, whose business address is 60 Market Square, PO Box 364, Belize City, Belize.

(the **"Lender"**)

WHEREAS:

A. Company is interested in conducting business to secure and increase the value of its assets.

B. Lender desires to lend capital to Company at a reasonable rate of return.

C. Company is interested in securing a loan for general operating capital from Lender on the terms and conditions contained in this Agreement.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereby covenant and agree as follows:

1. **Promise to Pay**

   a. Company agrees to pay Lender the amount of **US$50,000**, together with interest payable on the unpaid principal at the rate of **8% per annum** from receipt of the funds.

   b. The amount owed under this Promissory Note will be payable in cash by wire transfer to an account specified by the Lender.

2. **Repayment**

   The amount owed under this Promissory Note will be due and payable in full on or before **March 31, 2013** (the **"Repayment Date"**).

3. **Additional Costs**

   In case of default in the payment of any principal or interest of this Promissory Note, Company will pay to Lender such further amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. These costs will be added to the outstanding principal and will become immediately due.

4. Transfer of the Promissory Note

Company hereby waives any notice of the transfer of this Promissory Note by Lender or by any subsequent holder of this Promissory Note, agrees to remain bound by the terms of this Promissory Note subsequent to any transfer, and agrees that the terms of this Promissory Note may be fully enforced by any subsequent holder of this Promissory Note.

5. Amendment; Modification; Waiver

No amendment, modification or waiver of any provision of this Promissory Note or consent to departure therefrom shall be effective unless by written agreement signed by both Company and Lender.

6. Successors

The terms and conditions of this Promissory Note shall inure to the benefit of and be binding jointly and severally upon the successors, assigns, heirs, survivors and personal representatives of Company and shall inure to the benefit of any holder, its legal representatives, successors and assigns.

7. Breach of Promissory Note

No breach of any provision of this Promissory Note shall be deemed waived unless it is waived in writing. No course of dealing and no delay on the part of Lender in exercising any right will operate as a waiver thereof or otherwise prejudice Lender's rights, powers, or remedies. No right, power, or remedy conferred by this Promissory Note upon Lender will be exclusive of any other rights, power, or remedy referred to in this Note, or now or hereafter available at law, in equity, by statute, or otherwise.

8. Governing Law

The validity, construction and performance of this Promissory Note will be governed by the laws of the province of British Columbia, excluding that body of law pertaining to conflicts of law. Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

Company Signature: /s/ Robert Chisholm

For Anavex Life Sciences Corp.

Name: Robert Chisholm.

Title: President.

Lender Signature: /s/ Jaime Paz Rodriguez

For Akira International Limited

Name: Jaime Paz Rodriguez

Title: Director